EXHIBIT 11

                 ATLANTIC AMERICAN CORPORATION AND SUBSIDIARIES
                   COMPUTATIONS OF NET INCOME PER COMMON SHARE
                               SUPPORTING SCHEDULE


                                     Three Months Ended    Six Months Ended
                                          June 30,             June 30,
                                     -----------------------------------------
(In thousands, except per share data)  1998       1997        1998      1997
                                     -----------------------------------------

Basic Earnings Per Common Share:
   Net income                        $ 1,799    $ 1,446     $ 3,398   $ 3,384

   Less preferred dividends to
     affiliates                         (380)      (380)       (760)    (760)
                                     -----------------------------------------

   Net income available to common
     shareholders                    $ 1,419    $ 1,066     $ 2,638   $ 2,624
                                     =========================================

   Weighted average common shares
     outstanding                      18,879     18,730      18,894    18,801
                                     =========================================

   Net income per common share       $   .08    $   .06     $   .14   $   .14
                                     =========================================


Diluted Earnings Per Common Share:
   Net income available to common
     shareholders                    $ 1,419    $ 1,066     $ 2,638   $ 2,624
                                     =========================================

   Weighted average common shares
     outstanding                      18,879     18,730      18,894    18,801

   Effect of dilutive stock options      290         99         301       115
                                     -----------------------------------------

   Weighted average common shares
     outstanding adjusted for
     dilutive stock options           19,169     18,829      19,195    18,916
                                     =========================================

   Net income per common share       $   .08    $   .06     $   .14   $   .14
                                     =========================================